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                                 EXHIBIT 23(d)
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                        [SOUTHARD FINANCIAL LETTERHEAD]


To The Board of Directors
NBC Capital Corporation

   We hereby consent to the inclusion of our opinion as an exhibit to NBC Capital Corporation's Registration Statement on Form S-4, originally filed March 30, 1999 with respect to the merger of NBC Capital Corporation and FFBS Bancorp, Inc. We also consent to all references to our firm in the Registration Statement.

                                          SOUTHARD FINANCIAL

                                          /s/ Southard Financial
                                          -------------------------------------

Memphis, Tennessee
March 25, 1999